Exhibit 99.1

Agrify Announces Record Revenue Results for First Quarter 2022

First Quarter Revenue Grew 271% Year-Over-Year to $26 Million, Exceeding Prior Guidance

First Quarter Contractual Backlog Increased by $77 Million

BILLERICA, Mass., May 11, 2022 - Agrify™ Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, today announced financial results for the first quarter ended March 31, 2022.

“Increased customer adoption across our product lines not only fueled our Q1 growth but also helped strengthen the foundation for future high-margin recurring revenue streams, which we expect to begin to realize later this year,” said Raymond Chang, Chairman and Chief Executive Officer of Agrify. “We continue to make tremendous progress on the successful execution of our growth strategy as we expand our Vertical Farming Units (“VFUs”) and extraction customer base, selectively enter new limited-license states and international markets, and innovate and improve our product offerings.”

First Quarter 2022 Financial Results

●	Revenue was $26.0 million for the first quarter, an increase of 271% compared to $7.0 million for the prior year period.

●	Gross profit for the first quarter totaled $4.2 million, or 16.0% of revenue, compared to $(540) thousand, or (7.7)% of revenue, in the prior year period.

●	Operating expenses were $13.9 million for the first quarter, compared to $6.0 million in the prior year period. The comparative increase in the first quarter operating expenses is largely attributable to overall growth in the scale of the Company’s core business and recent acquisitions, increases in amortization expense associated with the intangible assets identified as part of the Company’s recently completed acquisitions, direct acquisition-related costs, an investment banker termination fee, and restructuring charges.

●	Net loss for the first quarter was $8.9 million, or $0.36 per diluted share, compared to net loss of $3.8 million, or $0.33 per diluted share, in the prior year period.

●	Cash flow used in operating activities was $34.2 million for the first quarter, compared to $7.3 million in the prior year period. First quarter 2022 cash flows used in operating activities related to the increase in inventory associated with the current and future construction of the Company’s VFUs, current quarter operating performance, first quarter renewals of insurance policies, and the capitalization of debt issuance costs.

●	Adjusted EBITDA (a non-GAAP financial measure) was a loss of $6.1 million in the first quarter (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term, including a reconciliation to the most comparable GAAP measure), compared to a loss of $4.2 million in the prior year period.

Recent Business Highlights

●	On May 10, 2022, Agrify announced a $2 million agreement with Michigan-based Boone Labs to outfit its new production facility with the complete range of Agrify offerings including 72 VFUs powered by the Agrify Insights™ software, as well as solventless extraction, hydrocarbon extraction, and ice water hash washing solutions. Boone Labs will be the first customer to leverage Agrify’s full suite of offerings, across cultivation, extraction, and consumer brands, to create a fully operational cannabis production business.

●	On May 6, 2022, Agrify announced the launch of the PX5 product from its Extraction Division, expanding its portfolio of industry-leading processing solutions with its latest, most advanced and scalable passive hydrocarbon extractor. The PX5’s unique passive recovery design offers immediate economic benefits to cannabis operators of any size with projected benefits including an increase in daily production of up to 33%, savings in annual energy costs of up to 40%, and an increase in hourly extract production of 200% to 300% with specialized training available from Agrify Extraction.

●	On April 20, 2022, Agrify announced the launch of its VFU Rapid Deployment Packs, which allow cultivators to accelerate their speed to market and streamline VFU adoption for multi-state operators (“MSOs”) without requiring major building renovations that cause disruptions to existing operations.

●	On April 13, 2022, Agrify announced its VFU sales agreement with BioCann Pharmaceutical, a prominent cannabis cultivator in Madeira, Portugal. The agreement will introduce the Company’s VFU technology into Europe, one of the largest cannabis markets in the world with high and stringent quality and safety requirements. The agreement includes the purchase of 190 VFUs and $2.3 million in estimated SaaS fees.

●	On April 11, 2022, Agrify announced it had entered into an Agrify Total Turn-Key Solution (“Agrify TTK Solution”) partnership with Loud Wellness, a licensed New Jersey-based cultivation and manufacturing operator. The partnership, which includes the installation of 500 VFUs, is expected to generate approximately $118 million of estimated total revenue for Agrify over the full 10-year term of the agreement, of which $100 million is estimated to be from production success fees and $18 million is estimated to be from SaaS fees.

●	On April 6, 2022, Agrify announced its VFU sales agreement with Greenlight Cannabis (“Greenlight”), a prominent and rapidly growing MSO in the United States with 28 locations across 5 states. Under the agreement, the Company plans to install VFUs that will enable Greenlight to increase its grow canopy in order to achieve rapid business growth and geographic expansion under one standard.

About Agrify TTK Solution

The Agrify TTK Solution is a first-of-its-kind program in which Agrify engages with qualified cannabis operators in the early phases of their business and provides critical support, typically over a 10-year period, which includes: design and buildout of their cultivation and extraction facilities, state-of-the-art cultivation and extraction equipment, process design, training, implementation, proven grow recipes, product formulations, data analytics, and consumer branding.

VFU Backlog

Agrify currently has contractual commitments for 4,569 VFUs that will be powered by the Agrify Insights cultivation and production software. 3,783 of these VFUs were committed to as part of the Agrify TTK Solution, which requires customers to pay production success fees and SaaS fees for up to a 10-year period, and it also typically includes Agrify providing a variety of other value-added services. The remaining 786 VFUs were sold to customers through onetime equipment sales that require theses customer to pay monthly SaaS fees (per VFU). Cumulatively, all of the VFUs under Agrify TTK Solution agreements or SaaS agreements are estimated to produce approximately $923 million in total revenue over the next 10 years, of which $674 million is in anticipated high-margin production success fees, $129 million is in anticipated high-margin SaaS fees, and $95 million is in construction-related fees.

2022 Outlook

Agrify reiterates its previously provided revenue guidance for Fiscal Year 2022 to be in the range of $140 million to $142 million.

Conference Call and Webcast Information

Agrify will host a conference call and webcast today (Wednesday, May 11, 2022) at 8:30 a.m. Eastern Time (ET) to discuss its financial results for the first quarter ended March 31, 2022.

All interested parties are invited to listen to the live conference call by dialing the number below or by clicking the webcast link, which can be accessed by visiting Agrify’s Investor Relations website at ir.agrify.com and navigating to the Events page. The Company has also posted an accompanying slide presentation, which can be found in the same location as the webcast link.

●	DATE: Wednesday, May 11, 2022

●	TIME: 8:30 a.m. ET

●	WEBCAST (live and available for replay): https://ir.agrify.com/news-and-events/investor-calendar

●	DIAL-IN NUMBER: (844) 792-4409

●	CONFERENCE ID: 2387725

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, including expected revenue, integration of prior acquisitions, the timing and ability to launch new products, the ability to realize revenue from the bookings, backlog, pipeline and specific transactions described herein, the revenue expected from any Agrify TTK Solution transactions and the duration of those revenue streams, project timelines, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue	$26,021	$7,008
Cost of goods sold	21,851	7,548
Gross profit	4,170	(540)

General and administrative	9,759	4,458
Sales and marketing	2,090	616
Research and development	2,084	882
Total operating expenses	13,933	5,956
Loss from operations	(9,763)	(6,496)

Interest income (expense), net	682	(32)
Gain on extinguishment of notes payable	-	2,685
Other income, net	682	2,653

Net loss before income taxes	(9,081)	(3,843)
Income tax benefit	(200)	-
Net loss	(8,881)	(3,843)
Income (loss) attributable to non-controlling interest	1	(33)
Net loss attributable to Agrify	$(8,882)	$(3,810)

Net loss per share attributable to common
stockholders – basic and diluted	$(0.36)	$(0.33)
Weighted average commons shares
outstanding – basic and diluted	24,589	11,568

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets		(Audited)
Cash and cash equivalents	$25,205	$12,014
Restricted cash	30,000	-
Marketable securities	38,211	44,550
Accounts receivable, net	8,571	7,222
Inventory	38,989	20,498
Prepaid expenses and other assets	6,567	2,452
Total current assets	147,543	86,736

Loan receivable, net	34,738	22,255
Property and equipment, net	7,055	6,232
Right-of-use assets, net	1,554	1,479
Goodwill and intangible assets, net	70,405	64,162
Other non-current assets	3,180	1,184
Total assets	$264,475	$182,048

Liabilities
Accounts payable	$3,683	$9,151
Accrued expenses and other current liabilities	30,112	28,764
Operating lease liabilities, current	911	814
Long-term debt, current	2,970	1,089
Deferred revenue	4,182	3,772
Total current liabilities	41,858	43,590

Other non-current liabilities	275	318
Deferred tax liabilities, net	62	-
Operating lease liabilities, non-current	689	704
Long-term debt	51,154	12
Total liabilities	94,038	44,624

Stockholders’ Equity
Common stock	25	21
Preferred stock	-	-
Additional paid-in capital	237,903	196,013
Accumulated deficit	(67,857)	(58,975)
Total stockholders’ equity	170,071	137,059
Non-controlling interests	366	365
Total liabilities and stockholders’ equity	$264,475	$182,048

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flow (used in) provided by:
Operating activities	$(34,171)	$(7,279)
Investing activities	(13,365)	(142)
Financing activities	90,727	137,197
Net increase in cash, cash equivalents and restricted cash	$43,191	$129,776

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, which is a non-U.S. GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes, measuring our performance relative to that of our competitors and determining our compliance with certain debt instruments. We utilize Adjusted EBITDA as a key measure of our performance.

We calculate Adjusted EBITDA as net loss adjusted to exclude (i) tax provision and benefit; (ii) interest income and expense, net; (iii) other income and expense, net; (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) acquisition-related expenses; (vii) investment banker termination fees; (viii) restructuring charges; (ix) gains and losses associated with the extinguishment of debt; (x) changes in derivative liabilities; (xi) changes in contingent consideration; (xii) gain associated with the forgiveness of PPP loans; and (xiii) other items affecting our results that we do not view as representative of our ongoing operations, including losses associated with write-offs.

We believe Adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time-to-time. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months ended March 31, 2022 and 2021:

AGRIFY CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Net loss	$(8,882)	$(3,810)
Add:
Income tax benefit	(200)	-
Interest (income) expense	(682)	32
Depreciation and amortization	1,052	147
Stock-based compensation	953	2,135
Direct acquisition expenses	637	-
Investment banker termination fees	637	-
Restructuring charges	387	-
Gain on extinguishment of notes payable	-	(2,685)
Adjusted EBITDA	$(6,098)	$(4,181)

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com